EXHIBIT 11
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                              HOWELL CORPORATION

                      COMPUTATION OF EARNINGS PER SHARE
                                 (Unaudited)
--------------------------------------------------------------------------------

                         	              Three Months Ended June 30,   Six Months Ended June 30,
                                              ---------------------------   -------------------------
	                                              1997       1996	          1997	    1996
                                                      ----       ----             ----      ----
	                                               (In thousands, except per share amounts)

PRIMARY EARNINGS PER SHARE

Computation for Statement of Earnings
-------------------------------------
Reconciliation of net income per statement of
  earnings to amount used in calculation of earnings
  per share - assuming no dilution:
    Net earnings from continuing operations	     $  639	$1,796	          $1,583   $2,999
    Subtract - Dividend to preferred shareholders	604	   604	           1,208    1,208
                                                     ------     ------            ------   ------
    Net earnings from continuing operations,
      as adjusted		                     $   35	$1,192	          $  375   $1,791
                                                     ======     ======            ======   ======
Discontinued operations:
	Net earnings (loss) from Howell Hydrocarbons
	   (less applicable income taxes)            $    0	$ (247)	          $  458   $ (255)
                                                     ======     ======            ======   ======
Weighted average number of common shares
  outstanding				              5,020	 4,935		   5,003    4,935
                                                     ======     ======            ======   ======

Earnings (loss) per share - assuming no dilution (a):
  Continuing operations		                     $ 0.01	$ 0.24	          $ 0.08   $ 0.36
  Discontinued operations		               0.00	 (0.05)		    0.09    (0.05)
	                                             ------     ------            ------   ------
	Net earnings per share assuming no dilution  $ 0.01	$ 0.19	          $ 0.17   $ 0.31
                                                     ======     ======            ======   ======

Additional Primary Computation
------------------------------
Net earnings, as adjusted per primary computation above
  Continuing operations		                     $   35	$1,192	          $  375   $1,791
                                                     ======     ======            ======   ======
  Discontinued operations		             $    0	$ (247)	          $  458   $ (255)
                                                     ======     ======            ======   ======

Adjustment to weighted average number of
  shares outstanding:
    Weighted average number of shares outstanding
     per primary computation above	              5,020	 4,935	           5,003    4,935
    Add - Dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)			                176         97		     133       98
                                                     ------     ------            ------   ------
    Weighted average number of shares outstanding,
     as adjusted			              5,196	 5,032		   5,136    5,033
                                                     ======     ======            ======   ======

Primary earnings per share, as adjusted (b):
  Continuing operations		                     $ 0.01	$ 0.24	          $ 0.07   $ 0.36
  Discontinued operations		               0.00	 (0.05)	            0.09    (0.05)
                                                     ------     ------            ------   ------

Net earnings per share		                     $ 0.01	$ 0.19	          $ 0.16   $ 0.31
                                                     ======     ======            ======   ======

                         	              Three Months Ended June 30,   Six Months Ended June 30,
	                                              1997       1996	          1997	    1996
                                                      ----       ----             ----      ----
	                                               (In thousands, except per share amounts)
FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Earnings
-------------------------------------

Net earnings, as adjusted per primary computation above
  Continuing operations		                     $   35	$1,192	          $  375   $1,791
                                                     ======     ======            ======   ======
  Discontinued operations		             $    0	$ (247)	          $  458   $ (255)
                                                     ======     ======            ======   ======

Weighted average number of common shares
  outstanding, per primary computation above	      5,020	 4,935	           5,003    4,935
                                                     ======     ======            ======   ======

Earnings (loss) per share assuming full dilution (a):
  Continuing operations		                     $ 0.01	$ 0.24	          $ 0.08   $ 0.36
  Discontinued operations		               0.00	 (0.05)	            0.09    (0.05)
                                                     ------     ------            ------   ------
  Net earnings per share assuming full dilution (a)  $ 0.01	$ 0.19	          $ 0.17   $ 0.31
                                                     ======     ======            ======   ======

Additional Fully Diluted Computation
------------------------------------
Additional adjustment to net earnings,
  as adjusted per fully diluted computation above:
   Net earnings, as adjusted per fully diluted
     computation above from continuing operations    $   35	$1,192            $  375   $1,791
   Add - Dividend to preferred shareholders	        604	   604	           1,208    1,208
                                                     ------     ------            ------   ------

   Net earnings from continuing operations,
    as adjusted		                             $  639     $1,796	          $1,583   $2,999
                                                     ======     ======            ======   ======

Discontinued operations:
  Net earnings from Howell Hydrocarbons
    (less applicable income taxes)		     $    0	$ (247)	          $  458   $ (255)
                                                     ======     ======            ======   ======

Additional adjustment to weighted average number
  of shares outstanding:
    Weighted average number of shares outstanding,
     per fully diluted computation above	      5,020	 4,935	           5,003    4,935
    Add - Dilutive effect of outstanding options
     (as determined by the application of the treasury
     stock method)			                176	    97		     133       98
       Shares issuable from assumed exercise of
         convertible preferred stock		      2,091	 2,091	           2,091    2,091
                                                     ------     ------            ------   ------

    Weighted average number of common shares,
     as adjusted			              7,287	 7,123		   7,227    7,124
                                                     ======     ======            ======   ======

Fully diluted earnings (loss) per share:
  Continuing operations		                     $ 0.09	$ 0.25	          $ 0.22   $ 0.42
  Discontinued operations		               0.00	 (0.03)		    0.06    (0.04)
                                                     ------     ------            ------   ------

Fully diluted earnings per share (c)		     $ 0.09	$ 0.22	          $  .28   $  .38
                                                     ======     ======            ======   ======

(a) These amounts agree with the reported amounts on the statements of earnings.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)
    (11) although not required by footnote 2 to paragraph 14 of APB Opinion
    No. 15 because it results in dilution of less than 3%.
(c) This calculation is submitted in accordance with Regulation S-K item 601(b)
    (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.